**Power of Attorney**

I, the person whose signature appears below, hereby appoint Melissa Garrett, Senior Vice President-Legal and Secretary of Wolfspeed, Inc. (the "Company"), and Mike Pollard, Legal Counsel Executive of the Company, and each of them individually, as my attorneys-in-fact with the power and authority:

- to execute and file with the U.S. Securities and Exchange Commission (the "SEC") on my behalf, pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder: (1) an Initial Statement of Beneficial Ownership of Securities on Form 3, (2) Statements of Changes in Beneficial Ownership on Form 4; and (3) Annual Statements of Changes in Beneficial Ownership on Form 5; and any amendments thereto, with respect to my service as a director and/or officer of the Company and my holdings of and transactions in Company securities of which I may be deemed the beneficial owner.

- to do and perform on my behalf any and all other acts necessary or desirable to complete, execute and timely file such Forms 3, 4 and 5 and any amendments thereto with the SEC and, if necessary, any stock exchange or similar authority, including but not limited to the power to designate any person then serving as a director or officer of the Company to be an additional or substitute attorney-in-fact under this Power of Attorney with the same power and authority as if such person were named herein, and to take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his or her discretion.

The authority granted under this Power of Attorney shall continue in effect for the attorneys-in-fact named above until I am no longer required to file reports with respect to my holdings of and transactions in Company securities or unless earlier revoked in a writing signed by me and delivered to such attorney-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. I acknowledge that neither the attorneys-in-fact nor the Company is assuming any of my responsibilities to comply with Section 16 of the Exchange Act.

IN WITNESS WHEREOF, I have signed this Power of Attorney on the date shown below.

Signature

JOHN HODGE

Typed or Printed Name

12/30/24

Date Signed